UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CFRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2023, ContraFect Corporation (the “Company”) received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the Company evidencing compliance with all applicable criteria for continued listing, including the $2.5 million minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Rule”), by no later than June 30, 2023 (the “Compliance Period”). The Company’s continued listing during the Compliance Period is subject to the Company’s satisfaction of certain conditions, including the requirement that the Company provide the Panel with an interim update on its efforts to regain compliance with the Rule. In addition, the Company is required to notify Nasdaq of any significant events that occur during the Compliance Period, including, but not limited to, any event that may call into question the Company’s ability to meet the terms of the exception granted. While the Company is seeking to timely comply with the terms of the Panel’s decision, there can be no assurance that the Company will be able to do so and the Panel has reserved the right to reconsider the terms of this exception under certain circumstances.

As disclosed by the Company in Current Reports on Form 8-K filed on November 25, 2022 and January 16, 2023, the Company was previously notified by Nasdaq that the Company failed to satisfy the Rule. In accordance with the Nasdaq Listing Rules, the Company was granted 45 calendar days from November 22, 2022 to submit a plan to regain compliance with the Rule, and the Company submitted such plan prior to the deadline. On January 20, 2023, Nasdaq informed the Company that it had determined to deny the Company’s request for continued listing. The Company appealed this determination and requested a hearing before the Panel. The hearing took place in March 2023, and the Panel’s April 12, 2023 decision described above follows such hearing.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report include, without limitation, statements regarding the Panel’s decision to grant the Company additional time to regain compliance with the Rule and the Company’s ability to timely comply with the terms of the extension and regain compliance with the Nasdaq continued listing requirements within the Compliance Period. These statements are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company’s ability to take the actions required to timely comply with the terms of the extension and regain compliance with the Rule within the Compliance Period; and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 and its other filings with the SEC. Any forward-looking statement made by the Company in this Current Report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: April 18, 2023	By:	/s/ Michael Messinger
Michael Messinger
Chief Financial Officer